Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

THIRD AMENDMENT TO
PROPYLENE SUPPLY CONTRACT

This Third Amendment to Propylene Supply Contract (hereinafter “Amendment”) is made effective as of November 1, 2013 (hereinafter “Effective Date”), by and between INEOS Olefins & Polymers USA, a division of INEOS USA LLC (hereinafter “Buyer”), a Delaware limited liability company, and PL Propylene LLC (hereinafter “Seller”), a Delaware limited liability company.  Buyer and Seller may be referred to collectively as “Parties” and individually as a “Party”.

Recitals

WHEREAS, Buyer and Seller are parties to that certain Propylene Supply Contract effective September 29, 2009, as amended pursuant to that First Amendment to Propylene Supply Contract effective January 1, 2011, and pursuant to that Second Amendment to Propylene Supply Contract effective January 1, 2012 (hereinafter “Contract”), and;

WHEREAS, the Parties desire to amend the Contract in the respects set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein expressed, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby amend the Contract and agree as follows:

1.	Capitalized terms herein not otherwise defined will have the meanings ascribed to such terms in the Contract.

2.	The Section of the Contract entitled Period is modified by striking all references to the date “December 31, 2013” and substituting the date “December 31, 2016”.

3.	The Section of the Contract entitled Quantity is modified by striking the current text and substituting the following:

“Subject to proration for the month and year in which the Commencement Date occurs (as set forth below), during the Contract Term, Seller agrees to sell and Buyer agrees to purchase and pay for the following quantity of Product(s):

(i)	For each calendar month ("month") Buyer shall purchase at least the Monthly Minimum and no more than the Monthly Maximum, and (ii) for each calendar year ("year") Buyer shall purchase at least the Yearly Minimum and no more than the Yearly Maximum:

YEAR	Monthly	Monthly	Yearly	Yearly
	Minimum	Maximum	Minimum	Maximum
2010	11,000,000	17,000,000	160,000,000	200,000,000
2011	11,000,000	17,000,000	160,000,000	200,000,000
2012	18,000,000	24,000,000	244,000,000	284,000,000

YEAR	Monthly	Monthly	Yearly	Yearly
	Minimum	Maximum	Minimum	Maximum
2013	18,000,000	24,000,000	244,000,000	284,000,000
2014	18,000,000	24,000,000	228,000,000	288,000,000
2015	18,000,000	24,000,000	228,000,000	288,000,000
2016	18,000,000	24,000,000	228,000,000	288,000,000

If the Contract Term extends beyond December 31, 2016, then thereafter for the remainder of the Contract term, Buyer shall purchase (i) at least the Monthly Minimum and Yearly Minimum quantities set forth in the foregoing table for the year 2016 in each month and year, respectively, and (ii) no more than the Monthly Maximum and the Yearly Maximum quantities set forth in the foregoing table for the year 2016 in each month and year, respectively.

The quantity of Product for the month in which the Commencement Date occurs will be prorated for that month based on the number of days remaining in the month from the Commencement Date divided by the number of days in such month. The minimum and maximum quantity of Product for the calendar year in which the Commencement Date occurs will be prorated for that year based on the number of months remaining in that year.

All quantities of Product shall be purchased and paid for on a stream basis.”

4.	The Section of the Contract entitled Purchase Price is modified by striking all references to the term “CMAI” and substituting the term “IHS Chemical”.

5.	The Section of the Contract entitled Purchase Price is modified by striking the current clause (ii) and substituting the following:

“(ii) Once the PGP Reference Price and/or CGP Reference Price, as applicable, have been determined, the PGP Purchase Price and/or CGP Purchase Price, as applicable, will then be reduced by a discount of ***** percent (*****%); provided, however, (a) until January 1, 2014, such discount, as applied to each of the PGP Reference Price and/or the CGP Reference Price to arrive at the PGP Purchase Price and/or CGP Purchase Price, respectively, will not be greater than ***** cents per pound; (b) from and after January 1, 2014, such discount, as applied to the CGP Reference Price to arrive at the CGP Purchase Price, will not be greater than ***** cents per pound, and such discount, as applied to the PGP Reference Price to arrive at the PGP Purchase Price, will not be greater than ***** cents per pound; and (c) from and after January 1, 2017 and provided this Contract is still in effect, then such discount, as applied to the CGP Reference Price to arrive at the CGP Purchase Price, will not be greater than ***** cents per pound, and such discount, as applied to the PGP Reference Price to arrive at the PGP Purchase Price, will not be greater than ***** cents per pound.”

6.	The Section of the Contract entitled Delivery Point is modified by striking the current text and substituting the following:

“Prior to Buyer’s receipt of the Project Completion Notice (as defined below), the Delivery Point shall be; (i) for CGP, into the Exxon/INEOS pipeline system (the “Exxon/INEOS Pipeline”) for delivery to Buyer's Nitriles Green Lake facility located in Calhoun County, Texas (the “Green Lake Facility”) or (ii) if mutually agreed in writing by Buyer and Seller, for CGP, and if available, PGP, at other mutually acceptable locations.

Prior to completion of the PGP Connection (as defined below), if Seller delivers PGP, Buyer agrees to reimburse Seller for all third party transportation and/or exchange fees Seller incurs in connection with the delivery of PGP with the exception that Buyer will not be charged any delivery and/or exchange fees for alternate PGP deliveries to INEOS’s LaPorte, Texas facility.

Commencing on the first day of the calendar month following Buyer’s receipt of the Project Completion Notice, the Delivery Point for PGP shall be into the Exxon/INEOS Pipeline through the PGP Connection (as defined below); provided, however, from time-to-time Seller may, if mutually agreed with Buyer, deliver CGP to INEOS into the Exxon/INEOS Pipeline in lieu of previously nominated PGP.  In addition, following Buyer’s receipt of the Project Completion Notice, Buyer and Seller may mutually agree in writing for the delivery of PGP or CGP at other locations.  Buyer agrees to reimburse Seller for all third party transportation and/or exchange fees Seller incurs in connection with such delivery of PGP or CGP with the exception that Buyer will not be charged any delivery and/or exchange fees for alternate PGP deliveries to INEOS’s LaPorte, Texas facility or to the PGP Connection.

For Buyer’s Exchange Balance (as defined in Attachment C), there will be no Delivery Point in connection with the initial purchase by Buyer; however, when Buyer’s Exchange Balance is ultimately received by Buyer, the Delivery Point shall be; (i) for CGP, into the Exxon/INEOS Pipeline, (ii) for PGP after the delivery of the Project Completion Notice, into the Exxon/INEOS Pipeline through the PGP Connection, and (iii) for CGP and PGP at all times, at such other locations as are mutually agreed upon in writing by Buyer and Seller”

7.	The Section of the Contract entitled Special Provisions is modified by striking the current text and substituting the following:

“Storage of Buyer’s Exchange Balance (as defined in Attachment C) will be administered in accordance with Attachment C, Exchange Balance, attached hereto.

Seller is working (i) to re-tray a spare propylene splitter at its existing plant and (ii) on a PGP pipeline connection (the “PGP Connection”) from its existing PGP pipeline system to the Exxon/INEOS Pipeline (collectively, the “Project”). Seller will keep Buyer updated on the status of the Project and will provide Buyer with prompt written notice of the completion of the Project (“Project Completion Notice”).

Upon completion of the Project, Seller will make reasonable commercial efforts to facilitate movements of third party PGP volume through the PGP Connection for delivery on behalf of Buyer into the Exxon/INEOS Pipeline. With respect to the foregoing, Seller agrees that the transportation charge to third parties for transport through the PGP Connection will be $***** per pound.  Any such movement will be subject to availability of the PGP Connection and mutual agreement between Seller and such third party regarding physical delivery into the PL Propylene pipeline system or an exchange agreement between Seller and such third Party.

The Parties agree the Contract, the Terms and Conditions, and all information and data exchanged by the Parties in accordance with the Contract will be maintained in strict and absolute confidence, except to the extent disclosure is necessary to perform a Party’s obligations or as required by law.

If the provisions of the foregoing terms and the Terms and Conditions and Attachments hereto directly conflict, then the provisions of foregoing terms will prevail.”

8.	From and after the execution of this Amendment Attachment A-2, PGP Product Specification, is deleted and the Attachment A-2 attached hereto is substituted therefor.

9.	Paragraph 1 of Attachment C, Exchange Balance, is modified by striking the current text and substituting the following:

“If, in any given calendar month, Buyer desires to nominate a quantity of Product greater than the quantity of Product Buyer desires to actually receive, then, with the consent of Seller, Buyer may purchase excess Product and Seller will hold such excess quantity of Product on Buyer's behalf in accordance with this Attachment C. The Parties acknowledge and agree the cumulative excess quantity of Product held on Buyer's behalf in accordance with this Attachment C (hereinafter “Buyer's Exchange Balance”), as same may increase or decrease from calendar month to calendar month, (i) will not exceed 11,000,000 pounds, (ii) prior to the completion of the Project, will consist of only CGP, but from and after the completion of the Project, may consist of either CGP or PGP, and (iii) will be held by Seller at no additional cost to Buyer”.

10.	The Contract, as amended by this Amendment, will remain and continue in full force and effect, will constitute a legal, valid, and binding obligation of Buyer and Seller, and is in all respects agreed to, ratified, and confirmed hereby.

11.	Any reference to the Contract after the Effective Date will be deemed a reference to the Contract as amended by this Amendment.

12.	This Amendment will be construed in accordance with, and governed by, the laws of the State of Texas, excluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

13.	This Amendment may be executed and delivered in the original, by facsimile, by Portable Document Format (PDF), or by any other generally accepted electronic means, in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered will be deemed an original, but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

PL PROPYLENE LLC		INEOS Olefins and Polymers USA,
a division of INEOS USA LLC

By:	/s/ Nathan L. Ticatch	By:	/s/ Dennis J. Seith

Printed		Printed
Name:	Nathan L. Ticatch	Name:	Dennis J. Seith

Title:	President	Title:	CEO & President

ATTACHMENT A-2

PL Propylene LLC Product Specification for delivery of PGP to ExxonMobil/Ineos Pipeline(5)

Name of Product: Polymer Grade Propylene (high purity)		Date: October 15, 2013
Test	Units	Test Method	Specification
Propylene	Wt % Min	ASTM D2712*	99.5

Propane	ppm wt Max	ASTM D2712*	5000

Methane + Ethane	ppm wt Max	ASTM D2712*	500

Hydrogen	ppm wt Max	ASTM D2504*	1.0

Ethylene	ppm wt Max	ASTM D2712*	10

Total C4’s (3)	ppm wt Max	ASTM D2712*	100

1, 3 Butadiene	ppm wt Max	ASTM D2712*	2.0

Butene (1)	ppm wt Max	ASTM D2712*	10

C5 & Heavier (2)	ppm wt Max	ASTM D-2504*	10

Methyl Acetylene + Acetylene	ppm wt Max	ASTM D2712*	2.0

Propadiene	ppm wt Max	ASTM D2712*	1.0

CO2	ppm wt Max	ASTM D2504*	1.0

CO	ppm wt Max	ASTM D2504*	0.1

Total Oxygenates	ppm wt Max	ASTM D4864*	2.0

H2O	ppm wt Max	Online Analyzer	1.0

Oxygen	ppm wt Max	ASTM D2504*	1.0

Total Sulfur	ppm wt Max	ASTM D-4045*	0.5

COS	ppb wt Max	ASTM D5303*	20

H2S	ppm wt Max	ASTM D3246*	0.5

Arsine	ppb wt Max	GCMS	20

Phosphine	ppb wt Max	GCMS	20

Ammonia	ppm wt Max	ASTM D3431*	0.2

Methanol	ppm wt Max	Gas Chromatograph	1.0

Total Chlorides (4)	ppm wt Max	Microcoulometry or Equivalent (4)	1.0
* Any GC method capable of meeting or exceeding the quality criteria outlined in the relevant ASTM method.
Note 1: Butenes include 1-butene, 2-butene, and iso-butylene.
Note 2: C5 + includes C5 – C9 hydrocarbons and is certified by periodic lab samples or configuration analysis.
Note 3: Total C4 includes normal butane, butene-2, butene-1, 1,3 butadiene, Isobutylene and Isobutane.
Note 4: Total Chlorides include both inorganic and organic chlorides (methyl chloride, ethyl chloride and vinyl chloride) and is certified by periodic lab samples and or configuration analysis.
Note 5: Specifications for delivery to an alternate Delivery Point must be mutually agreed to in writing between Buyer & Seller.